As filed with the Securities and Exchange Commission on November 18, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARRIVAL

(Exact name of Registrant as specified in its charter)

Grand Duchy of Luxembourg	3711	98-1569771
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1, rue Peternelchen

L-2370 Howald,

Grand Duchy of Luxembourg

+352 621 266 815

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Daniel Chin

General Counsel

1, rue Peternelchen

L-2370 Howald,

Grand Duchy of Luxembourg

+352 621 266 815

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank R. Adams, Esq. Faiza Rahman, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Byron B. Rooney, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-261136

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering Ordinary Shares, with a nominal value of €0.10 per share	8,479,736(1)	$9.50	$80,557,492(1)(2)	$7,467.68(3)

(1)

This amount is in addition to the 28,750,000 Ordinary Shares, with a nominal value of €0.10 per share (“Ordinary Shares”) of Arrival, a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (the “Company”) registered under the Registration Statement on Form F-1 originally declared effective on November 18, 2021 (File No. 333-261136) and consists of (i) 25,000,000 Ordinary Shares and (ii) 3,750,000 Ordinary Shares subject to the underwriters’ option to purchase additional shares.

(2)

In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1 (File No. 333-261136), as amended, is hereby registered.

(3)	The registrant previously paid $37,388.40 in connection with the offering.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-261136) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 17, 2021, which was declared effective by the Commission on November 18, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Legal Opinion of Linklaters LLP.

23.1	Consent of KPMG LLP for Arrival Luxembourg S.à r.l.

23.2	Consent of KPMG LLP for Arrival.

23.2	Consent of Linklaters LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Arrival (File No. 333-261136) initially filed with the Securities and Exchange Commission on November 17, 2021)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom on November 18, 2021.

ARRIVAL

By:	/s/ Denis Sverdlov
	Name:	Denis Sverdlov
	Title:	Chief Executive Officer

Signature	Capacity	Date
*	Chief Executive Officer (principal executive officer)	November 18, 2021
Denis Sverdlov

/s/ John Wozniak	Chief Financial Officer	November 18, 2021
John Wozniak

*	Chairman of the Board	November 18, 2021
F. Peter Cuneo

*	Director	November 18, 2021
Tawni Nazario-Cranz

*	Director	November 18, 2021
Alain Kinsch

*	Director	November 18, 2021
Kristen O’Hara

*	Director	November 18, 2021
Yungseong Hwang

*	Director	November 18, 2021
Avinash Rugoobur

*	Director	November 18, 2021
Rexford Tibbens

*By:	/s/ John Wozniak
	Name:	John Wozniak
Attorney-in-fact

II-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arrival, has signed this registration statement on November 18, 2021.

By:	/s/ Michael Ableson
Name: Michael Ableson

II-3